Exhibit 10.2

STATE OF LOUISIANA
PARISH OF LAFAYETTE

ACT OF SALE WITH ASSUMPTION OF MORTGAGE

BE IT KNOWN that that on the date set forth below, but effective for all purposes as of November 12, 2015 (the “Effective Date”), before me, Notary Public, duly commissioned and qualified in the State and Parish aforesaid, and in the presence of the undersigned witnesses, personally came and appeared:

BEECHWOOD PROPERTIES, LLC (last four digits of Tax Id No. 7341), a Louisiana limited liability company domiciled at 219 Chemin Metairie Road, Youngsville, Louisiana 70592, represented herein by G. Darcy Klug, its sole Manager (hereinafter “Seller”)

who declared that for and in consideration of FOUR HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($480,000.00), (the “Purchase Price”) the receipt and sufficiency of which is hereby acknowledged, payable as set forth below, Seller does hereby sell and deliver with full warranty of title and with subrogation to all rights and actions of warranty Seller may have against any predecessors in title, unto:

REDHAWK LAND & HOSPITALITY, LLC, (last four digits of Tax ID No. 4879) whose mailing address is 219 Chemin Metairie Road, Youngsville, Louisiana 70592, represented herein by G. Darcy Klug, its sole Manager (hereinafter referred to as “Purchaser”), the following described property, with all its component parts, including all rights, ways, privileges, servitudes and appurtenances thereto belonging, the possession of which Purchaser acknowledges, located in Lafayette Parish, Louisiana, to-wit:

THAT CERTAIN IRREGULAR PLOT OF GROUND, together with all the buildings and improvements thereon, situated in the Alexander Mouton Addition to the City of Lafayette, Louisiana, being Lots No. one, two, three and four (1, 2, 3, 4) of Block One (1) of said addition. Said lots forming said irregular plot of ground are contiguous and are together bounded Northeasterly by Jefferson or Oak Avenue; Northwesterly by Lots No. 41, 42, 43, 44, 45 of said Block One (1), said addition; Southwesterly by Lot No. 5, said block, said addition; and Southeasterly by General Gardiner Street; said lots having the dimensions as shown by plat of said addition on file in the Clerk’s office for the Parish of Lafayette, Louisiana (the “Property”).

The Property bears the municipal address of 1118 Jefferson Street, Lafayette, Louisiana.

Being the same property acquired by Beechwood Properties, LLC by Cash Sale dated July 18, 2008, recorded July 21, 2008, under Entry No. 2008-00031059 in the records of the Clerk of Court for the Parish of Lafayette, Louisiana.

The Purchase Price is payable as follows: (a) Purchaser hereby assumes and agrees to pay, in full, to its complete and final discharge, the remaining balance due (which as of the Effective Date is $265,000.00) on that certain Promissory Note made by Seller payable to the order of Regions Bank dated June 23, 2014 in the original principal amount of Two Hundred Seventy-Five Thousand and No/100 Dollars ($275,000.00)(the “Note”), which Note is secured by that certain Multiple Indebtedness Mortgage on the Property by Seller in favor of Regions Bank dated June 23, 2014 and recorded July 18, 2014 under Entry No. 2014-00026763 in the mortgage records of the Clerk of Court for the Parish of Lafayette, State of Louisiana (the “Mortgage”) and that certain Assignment of Leases and Rents by and between Seller and Regions Bank dated June 23, 2014 and recorded July 18, 2014 under Entry No. 2014-00026767 in the conveyance records of the Clerk of Court for the Parish of Lafayette, State of Louisiana (the “Assignment of Leases and Rent ”); and (b) Purchaser has, as of the Effective Date, caused to have issued and delivered to Seller 215 shares (par value of $1,000.00 per share and stated value equal to $1,000.00 per share) of Series A Convertible Preferred Stock of Redhawk Holdings Corp.

This sale is made subject to the Mortgage, the Assignment of Leases and Rents and that certain Lease (the “Lease”) dated as of August 1, 2011 by and between Seller, as landlord, and the Louisiana Third Circuit Court of Appeal, as tenant, evidenced of record by that certain Notice of Lease dated August 1, 2011 and recorded August 2, 2011 under Entry No. 2011-00030158 in the conveyance records of the Clerk of Court for the Parish of Lafayette, State of Louisiana.

Purchaser does hereby assume and agree to hold the Seller free and harmless and to indemnify and defend from the payment and satisfaction of all obligations and liabilities under the Note, the Mortgage and the Assignment of Leases and Rents. Purchaser agrees to fully comply with and discharge all of the terms and conditions of the Note, Mortgage and Assignment of Leases and Rents arising from and after the Effective Date and the obligation to make payments of principal and interest installments under the Note arising from and after the Effective Date, in each case, to the same extent as if Purchaser had personally executed the Note, the Mortgage and the Assignment of Leases and Rents. All of the terms and conditions of the Note, the Mortgage and the Assignment of Leases and Rents shall remain in full force and effect, and the execution of this sale shall not be considered a novation of the Note, the Mortgage or the Assignment of the Leases and Rents.

Seller hereby assigns its entire interest in and to the Lease to Purchaser and Purchaser expressly accepts the assignment of the Lease and assumes all of the obligations of Seller under the Lease as of the Effective Date. Seller expressly agrees to indemnify and hold Purchaser harmless from any liabilities, obligations or claims resulting from or arising out of Seller’s failure to perform all obligations of landlord under the Lease arising prior to the Effective Date. Purchaser expressly agrees to indemnify and hold Seller harmless from any liabilities, obligations or claims resulting from or arising out of Purchaser’s failure to perform all obligations of landlord under the Lease arising from and after the Effective Date.

Seller hereby waives any vendor's lien it may have, and any other right it may have to rescind this sale in whole or in part for inadequate consideration or any other reason.

Seller transfers to Purchaser all of Seller's right, title and interest in and to any escrow funds or other funds held by the Mortgagee to secure payment of any taxes, insurance, or other charges.

All agreements, stipulations and obligations assumed herein shall inure to the benefit of and be binding upon the heirs, successors and assigns of the respective parties. Purchaser’s heirs and assigns shall have and hold the described property in full ownership forever.

“Seller” and “Purchaser” agree that the improvements and all other items on the property are transferred by “Seller” to “Purchaser” on an “AS IS” and “WHERE IS” basis, in their present condition and that these are being transferred by “Seller” to “Purchaser” without any warranty whatsoever on the part of the “Seller,” except as to title. “Purchaser” hereby expressly waives all warranties as to the property herein sold, whether expressed or implied by this or any other writing or representation, as well as any warranties provided by law. This waiver applies to all warranties of any nature, express or implied, including without limitation warranties of fitness for a particular purpose, or otherwise, except merchantability of title. “Purchaser” understands that under Articles 2520 through 2548 of the Louisiana Civil Code and other provisions of law, this sale would ordinarily include a warranty, implied by Louisiana, against certain defects in the property sold. “Purchaser” expressly waives any and all such warranties, with respect to all defects, whether apparent of latent, visible or not visible and regardless of whether “Purchaser” is presently aware of such defects. This waiver of warranty extends to all defects, even if the defect or defects render the property absolutely useless, or so inconvenient and imperfect that “Purchaser” would not have purchased it had it known of the defect. “Purchaser” also waives any rights “Purchaser” might have or ever have relative to this sale: a) to any redhibitory action; b) to the return all or any portion of the purchase price; c) to rescind or revoke the sale; or d) to have “Seller” repair or replace all or any part of the property conveyed. “Seller,” however, does assign and transfer to “Purchaser” and rights of warranty that “Seller” might have, if any, against others pertaining thereto. “Purchaser” hereby acknowledges that “Purchaser” has read and understands the foregoing waiver of warranty, that the waiver has been pointed out and explained to “Purchaser,” and that questions or doubts “Purchaser” has concerning same have been answered satisfactorily. “Seller” and “Purchaser” acknowledged and stipulate that the sales price was negotiated and agreed upon after consideration of the waiver of warranty herein set forth.

Taxes for the current year will be paid by Purchaser, but pro-rated between Seller and Purchaser as of the Effective Date. In accordance with La. R.S. 9:2721, notice is given that Purchaser is designated as the party to whom all property tax and assessment notices are to be mailed, said notices to be sent to the address shown above for said Purchaser.

All parties to this act confirm, acknowledge, and agree that the notary public before whom the Seller executes this act shall have no responsibility or liability whatsoever of any nature, type, or kind, express or implied, for (1) obtaining mortgage, conveyance, tax and any and all other researches and certifies, (2) examining title to the Property, (3) obtaining a title insurance policy insuring title to the Property, or (4) obtaining a survey of the Property. This act shall become effective upon its execution by the last party to execute this act.

THUS DONE AND SIGNED in the City of Lafayette, Lafayette Parish, Louisiana, in the presence of the undersigned competent witnesses and me, Notary, on this ___ day of November, 2015.

WITNESSES:	BEECHWOOD PROPERTIES, LLC

Print:	G. DARCY KLUG, MANAGER

REDHAWK LAND & HOSPITALITY, LLC

Print:	G. DARCY KLUG, MANAGER

___________________________________

NOTARY PUBLIC

Print Name: _________________________________

State Bar No./Notary Identification No.: ________________

Commission expires: ______________________